Exhibit 24(e)




February 25, 2004


Thomas A. Fanning and Wayne Boston


Dear Sirs:

         Mississippi Power Company proposes to file or join in the filing of reports under the Securities Exchange Act of 1934 with the Securities and Exchange Commission with respect to the following: (1) the filing of its Annual Report on Form 10-K for the year ended December 31, 2003, and (2) the filing of its quarterly reports on Form 10-Q during 2004.

         Mississippi Power Company and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing said Annual Report on Form 10-K, quarterly reports on Form 10-Q and any appropriate amendment or amendments thereto and any necessary exhibits.

                                  Yours very truly,

                                  MISSISSIPPI POWER COMPANY



                                  By /s/Anthony J. Topazi
                                      Anthony J. Topazi
                           President and Chief Executive Officer

       /s/Tommy E. Dulaney                              /s/Anthony J. Topazi
        Tommy E. Dulaney                                  Anthony J. Topazi




 ______________________________                             /s/Gene Warr
         Linda T. Howard                                      Gene Warr




       /s/Robert C. Khayat                             /s/Michael W. Southern
        Robert C. Khayat                                 Michael W. Southern




       /s/Aubrey K. Lucas                               /s/Frances V. Turnage
         Aubrey K. Lucas                                 Frances V. Turnage




     /s/George A. Schloegel                              /s/Vicki L. Pierce
       George A. Schloegel                                 Vicki L. Pierce




      /s/Philip J. Terrell
        Philip J. Terrell

Extract from minutes of meeting of the board of directors of Mississippi Power Company.

                               - - - - - - - - - -

         RESOLVED, That for the purpose of signing the reports under the Securities Exchange Act of 1934 to be filed with the Securities and Exchange Commission with respect to the filing of this Company's Annual Report on Form 10-K for the year ended December 31, 2003, and its 2004 quarterly reports on Form 10-Q, and of remedying any deficiencies with respect thereto by appropriate amendment or amendments, this Company, the members of its Board of Directors, and its Officers, are authorized to give their several powers of attorney to Thomas A. Fanning and Wayne Boston.

                               - - - - - - - - - -

         The undersigned officer of Mississippi Power Company does hereby certify that the foregoing is a true and correct copy of resolution duly and regularly adopted at a meeting of the board of directors of Mississippi Power Company, duly held on February 25, 2004, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.


Dated: March 1, 2004                           MISSISSIPPI POWER COMPANY


                                              By /s/Wayne Boston
                                                  Wayne Boston
                                              Assistant Secretary